Supplement dated September 8, 2003
To Prospectus Supplement dated August 19, 2003
To Prospectus dated October 18, 2002

$548,803,000 (Approximate)

Asset Backed Securities Corporation
Depositor

Asset Backed Pass-Through Certificates,
Series 2003-HE5

The prospectus supplement dated August 19, 2003 to the prospectus dated October 18, 2002 with respect to the above-captioned series is hereby amended as follows:

The first sentence under the heading “Federal Income Tax Consequences—Original Issue Discount” is replaced with the following:

Subject to the discussion under the caption “Potential Alternative Treatment of LIBOR Certificates and Class A2-B Certificates for OID Purposes,” for federal income tax reporting purposes, (1) the LIBOR Certificates (other than the Class M5 Certificates) and Class A2-B Certificates will not be treated as having been issued with original issue discount and (2) the Class M5 Certificates will be treated as having been issued with original issue discount.

Credit Suisse First Boston